EXHIBIT 32.3

                CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                    PURSUANT TO 18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT BY
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Pacific Health Care Organization, Inc., on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), the undersigned, Donald C. Hellwig, Chief Financial Officer of Pacific Health Care Organization, Inc., certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13
     (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: March 29, 2005              /S/ Donald C. Hellwig
                                  --------------------------------------
                                  Donald C. Hellwig,
                                  Principal Financial Officer